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                                                                Exhibit 99.2

[STARBASE LOGO]
STARBASE


AT THE COMPANY:                                AT THE FINANCIAL RELATIONS BOARD:
William R. Stow III   Donald R. Farrow         Rebecca Bergman
Chairman & CEO        President & COO          General Information
(714) 442-4410        (714) 442-4425           11611 San Vicente Blvd., #700
                                               Los Angeles, CA 90049
                                               (310) 442-0599

_______________________________________________________________________________
FOR IMMEDIATE RELEASE
SEPTEMBER 9, 1997


   STARBASE CORPORATION COMPLETES $1.6 MILLION IN PRIVATE PLACEMENT DEBENTURES

IRVINE, CALIFORNIA - SEPTEMBER 9, 1997 - StarBase Corporation (NASDAQ: SBAS) today announced that it has completed a $1,600,000 private placement of its 6% Convertible Debentures with several investors, including investors in previous private placements. In addition, the Company issued 42,667 warrants to the purchasers of the Debentures to acquire the Company's common stock. The placement was made pursuant to Regulation D of the Securities Act of 1933, as amended.

The Company recently announced a separate placement of two tranches of the Debentures totaling $3,000,000. The first of the tranches, totaling $1,500,000, was issued on August 18.

StarBase, with headquarters in Irvine, CA., offers a complete family of SCM products designed to fill the needs of application and website development teams. StarTeam has won several awards including PC Week Analyst's Choice (10/96), PC Week 1996 IT Excellence Award (4/96) and PC Week LABS Top Product of 1995 (12/95). More information is available by calling 888-STAR700 or by website at www.starbase.com.

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